Exhibit 10.9
SUPPLEMENTAL CONFIRMATION

To:	Mead Johnson Nutrition Company 2701 Patriot Blvd. Glenview, Illinois 60026
From:	Goldman, Sachs & Co.
Subject:	Partially Collared Accelerated Stock Buyback
Ref. No:	SDB2502835311
Date:	October 22, 2015

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Mead Johnson Nutrition Company (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of October 22, 2015 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

1

Trade Date:	October 22, 2015
Forward Price Adjustment Amount:	USD 1.62
Hedge Period Start Date:	October 23, 2015
Hedge Period End Date:	November 10, 2015
Calculation Period Start Date:	October 23, 2015
Scheduled Termination Date:	June 28, 2016
First Acceleration Date:	March 9, 2016
Prepayment Amount:	USD 1,000,000,000
Prepayment Date:	October 27, 2015
Initial Shares:
10,725,552 Shares; provided that if, in connection with the Transaction, GS&Co. is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire.

Initial Share Delivery Date:	October 27, 2015
Uncollared Percentage:	50%
Collared Percentage:	50%
Cap Price	As set forth in the Trade Notification, to be a price per Share equal to 110% multiplied by the Hedge Period Reference Price.
Floor Price	As set forth in the Trade Notification, to be a price per Share equal to 95% multiplied by the Hedge Period Reference Price.
Ordinary Dividend Amount:	For any calendar quarter, USD 0.4125
Scheduled Ex-Dividend Dates:	December 10, 2015, March 10, 2016, June 16, 2016
Additional Relevant Days:	The three Exchange Business Days immediately following the Calculation Period.
Termination Price:	USD 39.63 per Share.
3.    Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.
4.    This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.
Yours sincerely,
GOLDMAN, SACHS & CO.
By:     /s/ Eugene Parloff
    Eugene Parloff    Vice President

Agreed and Accepted By:
MEAD JOHNSON NUTRITION COMPANY

By:	/s/ Santino Caringella
Name: Santino Caringella
Title: Assistant Treasurer